CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Scios Inc., on Form S-8 (File No. 333-56269) of our report dated January 30, 1999 on our audits of the consolidated financial statements of Scios Inc. and its subsidiaries as of December 31, 1998 and 1997, and the years ended December 31, 1998, 1997 and 1996, which report is included in the Company's Annual Report on Form 10-K.




                                                     PricewaterhouseCoopers LLP




San Jose, California
March 25, 1999



                                 EXHIBIT 23.1